Exhibit 4.2

DANAHER CORPORATION
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of July 1, 2019

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 1, 2019, between DANAHER CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).
RECITALS
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of December 11, 2007, between the Company and the Trustee (the “Base Indenture” and together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities;
WHEREAS, Section 901(5) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to add to, change or eliminate any of the provisions of the Base Indenture in respect to one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security or series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; and
WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid and binding and instrument enforceable in accordance with its terms have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 3.01Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.
Section 3.02Definition of Terms. For all purposes of this Supplemental Indenture:
(a)Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;
(b)a term defined anywhere in this Supplemental Indenture has the same meaning throughout;
(c)the singular includes the plural and vice versa; and
(d)headings are for convenience of reference only and do not affect interpretation.
ARTICLE 2
AMENDMENTS TO PROVISIONS OF BASE INDENTURE
Section 2.01Definitions.
(a)The definition of Funded Debt in Section 101 of the Base Indenture is hereby deleted and replaced in its entirety with the following:
“Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be required to be accounted for as finance leases on the consolidated balance sheet of the Company; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on the balance sheet of the Company.
(b)The definition of Secured Debt in Section 101 of the Base Indenture is hereby deleted and replaced in its entirety with the following:

“Secured Debt” means Indebtedness for borrowed money and any Funded Debt that is secured by a security interest in (a) any Principal Property or (b) any shares of capital stock or Indebtedness of any Subsidiary that owns a Principal Property.
Section 2.02Form of Securities. In Section 203 of the Base Indenture both references to “30” are hereby deleted and replaced with “15.”
Section 2.03Notice of Redemption. Section 1104 of the Base Indenture is hereby deleted in its entirety and replaced with the following:
Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. All notices of redemption shall state:
(a) the Redemption Date,
(b) the Redemption Price, or if not then ascertainable, the manner of calculation thereof,
(c) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,
(d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
(e) the place or places where each such Security is to be surrendered for payment of the Redemption Price, and
(f) that the redemption is for a sinking fund, if such is the case.
Any notice may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of any such condition precedent. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
Section 2.04Securities Payable on Redemption Date. The first paragraph of Section 1106 of the Base Indenture is hereby deleted and replaced in its entirety with the following:
Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, subject to the satisfaction or waiver of any conditions precedent specified in such notice of redemption, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
ARTICLE 3
MISCELLANEOUS
Section 3.01Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 3.02Trustee Not Responsible for Recitals. The recitals and statements herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Supplemental Indenture.
Section 3.03New York Law to Govern. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 3.04Separability. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 3.05Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.
Section 3.06Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

DANAHER CORPORATION

By:    /s/ Frank T. McFaden
Name:     Frank T. McFaden
Title:     Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:    /s/ R. Tarnas
Name:     R. Tarnas
Title:    Vice President